EXHIBIT 32.1

                 INTERNATIONAL BUILDING TECHNOLOGIES GROUP, INC.
                              A Nevada corporation
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of International Building Technologies Group, Inc. ("Company") on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof ("Report"), I, Kenneth Yeung, President, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date: November 17, 2011                   /s/ Kenneth Yeung
                                          --------------------------------------
                                          Kenneth Yeung
                                          President, Chief Executive Officer and
                                          Chief Financial Officer
                                          (Principal Accounting, Executive and
                                          Financial Officer)